Exhibit B to Series A Convertible Preferred Stock Purchase Agreement REGISTRATION RIGHTS AGREEMENT This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●], 2013, by and between Magellan Petroleum Corporation, a Delaware corporation (the “Corporation”) and One Stone Holdings II LP, a Delaware limited partnership (the “Purchaser”). The Corporation and the Purchaser are referred to collectively herein as the “Parties.” WHEREAS, pursuant to the Series A Convertible Preferred Stock Purchase Agreement, dated as of May 10, 2013, by and between the Corporation and the Purchaser (the “Purchase Agreement”), the Corporation is agreeing to issue and sell to the Purchaser, and the Purchaser is agreeing to purchase from the Corporation, 19,239,734 shares (the “Purchased Stock”) of the Corporation’s Series A Convertible Preferred Stock, par value $0.01 per share, which is convertible into shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) upon the terms and subject to the conditions set forth in the Certificate of Designations of Series A Convertible Preferred Stock of the Corporation (the “Certificate of Designations”); and WHEREAS, in furtherance of the transactions contemplated by the Purchase Agreement, the Corporation has agreed to provide the registration and other rights set forth in this Agreement with respect to the Common Stock. NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows: 1. Definitions; Construction. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. As used in this Agreement, the following terms have the following meanings: “Affiliate” shall mean, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that “Affiliate” shall not be deemed to include any portfolio company in which the Purchaser or any of its investment fund Affiliates have made a debt or equity investment. “Agreement” shall have the meaning set forth in the preamble to this Agreement. “Automatic Shelf Registration Statement” shall mean an “automatic shelf registration statement” as defined under Rule 405. “Blackout Period” shall have the meaning set forth in Section 2(a). “Board of Directors” shall mean the board of directors of the Corporation. US 1832721v.13

2 Error! Bookmark not defined. “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close. “Certificate of Designations” shall have the meaning set forth in the recitals to this Agreement. “Common Stock” shall have the meaning set forth in the recitals to this Agreement. “Conversion Stock” shall mean the Common Stock issuable upon conversion of the Purchased Stock in accordance with the Transaction Documents, including any Common Stock issuable upon conversion of Preferred Stock issued to the Purchaser as payment in kind in accordance with the terms of the Transaction Documents. “Corporation” shall have the meaning set forth in the preamble to this Agreement. “Corporation Indemnified Persons” shall have the meaning set forth in Section 5(b). “Demand Notice” shall have the meaning set forth in Section 2(a). “Demand Registration” shall have the meaning set forth in Section 2(a). “Effective Date” shall mean the time and date that a Registration Statement is first declared effective by the SEC or otherwise becomes effective. “Effectiveness Period” shall have the meaning set forth in Section 2(a). “Equity Securities” shall mean any capital stock of the Corporation (including the Common Stock and the Preferred Stock) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, any capital stock of the Corporation (including the Common Stock and the Preferred Stock). “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder. “Form S-3” shall mean a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act. “Governmental Authority” shall mean, with respect to a particular Person, any state, county, city and political subdivision of the United States in which such Person or such Person’s property is located or which exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them that exercises valid jurisdiction over any such Person or such Person’s property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Corporation shall mean a Governmental Authority having jurisdiction over

3 Error! Bookmark not defined. the Corporation, its subsidiaries or any of their respective properties. “Holder” shall mean (i) the Purchaser unless and until the Purchaser ceases to hold the Purchased Stock or any Registrable Securities and (ii) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 7(e) hereof; provided that any Person referenced in clause (ii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement. “Holder Indemnified Persons” shall have the meaning set forth in Section 5(a). “Holder Representatives” shall have the meaning set forth in Section 3(a). “Initiating Holder” shall have the meaning set forth in Section 2(a). “Losses” shall have the meaning set forth in Section 5(a). “Parties” shall have the meaning set forth in the preamble to this Agreement. “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, Governmental Authority or any agency or political subdivision thereof. “Piggyback Notice” shall have the meaning set forth in Section 2(b). “Piggyback Registration” shall have the meaning set forth in Section 2(b). “Piggyback Request” shall have the meaning set forth in Section 2(b). “Proceeding” shall mean any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Corporation, threatened. “Prospectus” shall mean the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus. “Purchase Agreement” shall have the meaning set forth in the recitals to this Agreement. “Purchased Stock” shall have the meaning set forth in the recitals to this Agreement.

4 Error! Bookmark not defined. “Purchaser” shall have the meaning set forth in the preamble to this Agreement. “Registrable Securities” shall mean the Conversion Stock underlying the Purchased Stock; provided, however, that Registrable Securities shall not include: (i) any Conversion Stock that has been registered under the Securities Act and disposed of pursuant to an effective registration statement; (ii) any Conversion Stock that has been sold pursuant to Rule 144; (iii) any Conversion Stock that has been otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; and (iv) any Conversion Stock that ceases to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise). “Registration Default” shall have the meaning set forth in Section 2(a). “Registration Expenses” shall have the meaning set forth in Section 4. “Registration Statement” shall mean a registration statement in a form that permits the resale of the Registrable Securities under the Securities Act, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement. “Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule. “Rule 405” shall mean Rule 405 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule. “Rule 415” shall mean Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule. “Rule 424” shall mean Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule. “SEC” shall mean the Securities and Exchange SEC or any other federal agency then administering the Securities Act or Exchange Act. “SEC Guidance” shall mean (i) any publicly-available written guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder, other than one firm of counsel for the Purchaser.

5 Error! Bookmark not defined. “Suspension Notice” shall have the meaning set forth in Section 7(b). “Suspension Period” shall have the meaning set forth in Section 7(b). “Trading Market” shall mean the principal national securities exchange on which the Common Stock is listed. “Transaction Documents” shall mean, collectively, this Agreement, the Certificate of Designations and the Purchase Agreement. “Underwritten Offering” shall have the meaning set forth in Section 3(k). “Underwritten Offering Notice” shall have the meaning set forth in Section 3(k). “VWAP” shall mean, as of a specified date and in respect of the Common Stock, the volume weighted average price for such security on the Trading Market with respect to the Common Stock for the ten (10) trading days immediately preceding, but excluding, such date. “WKSI” shall mean a “well known seasoned issuer” as defined under Rule 405 under the Securities Act. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections and Annexes refer to Sections of and Annexes to this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated. For the avoidance of doubt, where this Agreement refers to allocation of rights on a pro-rata basis to holders of Registrable Securities, such allocation shall be determined considering the Purchased Stock on an as-converted basis. For purposes of this Agreement, holders of the Purchased Stock will be deemed to be holders of the amount of Conversion Stock issuable upon conversion of the Purchased Stock in accordance with the terms of the Transaction Documents. Any limit imposed by the rules of the Trading Market on the amount of Conversion Stock issuable to the Purchaser in accordance with the Transaction Documents will not be taken into account for purposes of this definition.

6 Error! Bookmark not defined. 2. Registration. (a) Demand Registration. (i) A Holder or Holders that hold not less than a majority of the then outstanding Registrable Securities (such Holder or group being referred to as the “Initiating Holder”) shall have the option and right, exercisable by delivering a written notice to the Corporation (a “Demand Notice”), to require the Corporation to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the SEC a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 (a “Demand Registration”). The Demand Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Demand Registration. Notwithstanding anything to the contrary herein, in no event shall the Corporation be required to effectuate a Demand Registration for Registrable Securities having an aggregate value of less than $3.5 million based on the VWAP of such Registrable Securities as of the date of the Demand Notice. (ii) Within five Business Days of the receipt of the Demand Notice, the Corporation shall give written notice of such Demand Notice to all Holders and, as soon as reasonably practicable thereafter, but in no event more than 60 days following receipt of the Demand Notice, shall, subject to the limitations of this Section 2(a), file a Registration Statement covering all of the Registrable Securities that the Holders shall in writing request (such request to be given to the Corporation within three days of receipt of such notice of the Demand Notice given by the Corporation pursuant to this Section 2(a)(ii)) to be included in such Demand Registration as promptly as practicable as directed by the Initiating Holder in accordance with the terms and conditions of the Demand Notice and use all commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act and remain effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold or otherwise cease to be Registrable Securities (the “Effectiveness Period”). (iii) Subject to the other limitations contained in this Agreement, the Corporation is not obligated hereunder to effect (A) more than two Demand Registrations in any 12 month period, (B) more than a total of six Demand Registrations pursuant to this Agreement and (C) a subsequent Demand Registration pursuant to a Demand Notice if a Registration Statement covering all of the Registrable Securities held by the Holders providing such Demand Notice shall have become effective under the Securities Act and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on substantially the terms and conditions specified in the Demand Notice in accordance in all material respects with the intended timing and method or methods of distribution thereof specified in the Demand Notice. In addition, the Corporation will not be required to file a Registration Statement at a time when filing a Registration Statement would be prohibited by the terms of a customary

7 Error! Bookmark not defined. “lock-up” or “market stand-off” provision included in an underwriting agreement relating to an Underwritten Offering. (iv) Notwithstanding any other provision of this Section 2(a), the Corporation shall not be required to effect a registration or file a Registration Statement (or any amendment thereto) for a period of up to 60 days, if (A) the Board of Directors determines that a postponement is in the best interest of the Corporation and its stockholders generally due to a pending transaction involving the Corporation, (B) the Board of Directors determines such registration would render the Corporation unable to comply with applicable securities laws or (C) the Board of Directors determines such registration would require disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that (i) in no event shall any Blackout Period together with any Suspension Period collectively exceed an aggregate of 120 days in any 12 month period, (ii) during any Blackout Period contemplated by Section 2(a)(iv)(B) or any Suspension Period, the Corporation shall not engage in any transaction involving the offer, issuance, sale, or purchase of Equity Securities (whether for the benefit of the Corporation or a third Person), except transactions involving the issuance or purchase of Equity Securities as contemplated by the Corporation employee benefit plans or employee or director arrangements (including with respect to related tax withholding obligations) or in connection with the conversion or exercise of outstanding securities, including the Purchased Stock, and (iii) during any Blackout Period contemplated by Section 2(a)(iv)(B) or (C) or any Suspension Period, the Corporation shall not file a registration statement (or any amendment or supplement thereto) for any other holder of registration rights. Notwithstanding any provision of this Agreement to the contrary, in the event the staff of the SEC indicates to the Corporation that the Corporation is ineligible to file a Registration Statement on Form S-3 due to accrued and unpaid dividends on the Purchased Stock, a Suspension Period will be deemed to occur during the period between the time the Corporation files an Annual Report on Form 10-K and the time the relevant Registration Statement becomes effective under the Securities Act, and such period shall not be counted against the 60-day limit described above or otherwise result in a Registration Default. The Corporation shall use its commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act as quickly as practicable following the filing of the Annual Report on Form 10-K. (v) Notwithstanding any other provision of this Section 2(a), if (A) any SEC Guidance that definitively applies to an offering of Registrable Securities pursuant to a Registration Statement sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering or (B) the SEC does not permit the Corporation to register all of the Registrable Securities in the Registration Statement as a secondary offering because of the SEC’s application of Rule 415, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro-rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). The Corporation shall use its commercially reasonable efforts to file additional Registration Statements to register the Registrable Securities that were not registered in the initial

8 Error! Bookmark not defined. Registration Statement as promptly as possible and, in any event, not later than sixty (60) days after the earliest practicable date permitted under applicable SEC Guidance. (vi) The Corporation may include in any such Demand Registration other Equity Securities for sale for its own account or for the account of any other Person; provided that if the managing underwriter, if any, for any Underwritten Offering effectuated pursuant to such Demand Registration determines that the type or number of Equity Securities proposed to be offered in such offering would likely have an adverse effect in any material respect on the price, timing or distribution of the Registrable Securities proposed to be included in such offering, the Registrable Securities to be sold by the Holders shall be included in such registration before any Equity Securities proposed to be sold for the account of the Corporation or any other Person. (vii) Subject to the limitations contained in this Agreement, the Corporation shall effect any Demand Registration on Form S-3 (except if the Corporation is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such Demand Registration shall be effected on another appropriate form for such purpose pursuant to the Securities Act) and if the Corporation becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3; provided, however, that if at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Corporation that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Corporation will amend or supplement such Registration Statement as may be reasonably necessary in order to enable such offering to take place. (viii) Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), the Corporation shall, (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be reasonably necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such states as the Holders shall reasonably request; provided, however, that no such registration or qualification shall be required in any jurisdiction where, as a result thereof, the Corporation would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof. (ix) In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities

9 Error! Bookmark not defined. following such transfer, at the request of such Holder, the Corporation shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall the Corporation be required to file a post- effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) the Corporation has received written consent therefor from the Persons for whom Equity Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder. (x) In the event that a Registration Statement is not timely filed in accordance with this Section 2(a), or a Blackout Period and/or a Suspension Period exceeds the maximum period permitted under Section 2(a)(iv) (each, a “Registration Default”), the Corporation will pay liquidated damages to the Holders of Registrable Securities with the effect that the interest rate on the Registrable Securities will be increased by 1.00% per annum from such date until the date such Registration Default ends. All liquidated damages will be paid by the Corporation on the next scheduled interest payment date in cash, unless the Initiating Holder otherwise consents in writing, in which case unpaid liquidated damages shall bear interest at a rate of 8% per annum during the pendency of the Registration Default and 7% per annum thereafter. (b) Piggyback Registration. (i) If the Corporation shall at any time propose to effect (whether pursuant to an existing Registration Statement or a new Registration Statement to be filed pursuant to the Securities Act, but excluding any Demand Registration) a public offering of Common Stock for cash (whether in connection with a public offering of Common Stock by the Corporation, a public offering of Common Stock by stockholders, or both, but excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales), the Corporation shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days before) the commencement of the offering or the filing of the Registration Statement, as applicable (the “Piggyback Notice”). The Piggyback Notice shall offer the Holders the opportunity to include for offer and sale or registration, as applicable, in any such Registration Statement the number of Registrable Securities as they may request (a “Piggyback Registration”). The Corporation shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Corporation has received written requests within three Business Days after sending the Piggyback Notice (“Piggyback Request”) for inclusion therein. If a Holder decides not to include all of its Registrable Securities in any Piggyback Registration, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent offering or registration statement as may be filed by the Corporation with respect to offerings of Common Stock, all upon the terms and conditions set forth herein.

10 Error! Bookmark not defined. (ii) If the Piggyback Registration for which the Corporation gives notice under this Section 2(b) is for an underwritten offering, the Corporation shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and reasonable cooperation with the Corporation in connection therewith and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Corporation. If the managing underwriter or managing underwriters of such offering advise the Corporation and the Holders in writing that in their reasonable opinion that the inclusion of all of the Holders’ Registrable Securities in the subject Piggyback Registration (or any other Common Stock proposed to be included in such offering) would likely have an adverse effect in any material respect on the price, timing or distribution of Common Stock proposed to be included in such offering, the Corporation shall include in such offering only that number of shares of Common Stock proposed to be included in such offering that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such effect, with such number to be allocated as follows: (i) first, to the Corporation or other party on whose behalf the Piggyback Registration was filed, (ii) if there remains availability for additional shares of Common Stock to be included in such registration, second pro-rata among all Holders desiring to register Registrable Securities based on the number of Registrable Securities such Holder is entitled to include in such registration and (iii) if there remains availability for additional shares of Common Stock to be included in such registration, third pro rata among all other holders of Common Stock who may be seeking to register such Common Stock based on the number of Common Stock such holder is entitled to include in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Corporation and the managing underwriter(s) delivered not less than two Business Days prior to the time of the commencement of such offering. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration. (iii) The Corporation shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Piggyback Registration. The registration expenses of such withdrawn registration shall be borne by the Corporation in accordance with Section 4 hereof. (iv) All registration rights granted under this Section 2 shall continue to be applicable with respect to any Holder until such securities no longer qualify as Registrable Securities. (c) Future Registration Rights. The Corporation has not entered into and, unless agreed in writing by Holders that hold a majority of the Registrable Securities, on or after the date of this Agreement will not enter into, any agreement which (a) is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect or (b) would allow any

11 Error! Bookmark not defined. holder of Equity Securities to include Equity Securities in any Registration Statement filed by the Corporation on a basis that is superior or more favorable in any material respect to the rights granted to the Holders hereunder under Section 2 unless the Corporation gives the Initiating Holder, acting on behalf of all of the Holders, the opportunity to amend this Agreement to include such materially superior or more favorable term herein. 3. Registration Procedures. The procedures to be followed by the Corporation and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Corporation and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows (it being understood and agreed that, notwithstanding any other provision hereof, the Corporation shall not be required to provide any non-public information to any Person hereunder unless such Person agrees to maintain the confidentiality of such information): (a) In connection with a Demand Registration, the Corporation will at least two Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to the Initiating Holder and, if requested, one counsel on behalf of all Holders (such counsel and the Initiating Holder being referred to collectively as the “Holder Representatives”) copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the SEC such comments as the Holder Representatives reasonably shall propose prior to the filing thereof. (b) In connection with a Piggyback Registration, the Corporation will at least two days prior to the anticipated filing of the initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto, and except for any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to the Holder Representatives copies of all Registration Statements that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto, and except for any filing made under the Exchange Act that is incorporated by reference into the Registration Statement) prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the SEC such comments as such Holders reasonably shall propose prior to the filing thereof. (c) The Corporation will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the SEC such amendments, including post- effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this

12 Error! Bookmark not defined. Agreement, prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide the Holder Representatives true and complete copies of all correspondence from and to the SEC relating to such Registration Statement that pertains to the Holders as selling Holders. (d) The Corporation will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement. (e) The Corporation will notify the Holder Representatives as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the SEC notifies the Corporation whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (in which case the Corporation shall provide true and complete copies thereof and all written responses thereto to the Holders that pertain to the Holders as selling Holders); and (C) with respect to each such Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Corporation shall be required pursuant to this clause (v) in the event that the Corporation either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading), it being understood and agreed that the Corporation shall notify all Holders of an event contemplated by this clause (v).

13 Error! Bookmark not defined. (f) The Corporation will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over. (g) During the Effectiveness Period, the Corporation will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the SEC; provided that the Corporation will not have any obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system. (h) The Corporation will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Corporation for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 7(b), the Corporation consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto in the manner described therein. (i) The Corporation will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be issued in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Corporation’s transfer agent, the Corporation will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement. (j) Upon the occurrence of any event contemplated by Section 3(e)(v), subject to Section 2(a)(iv), Section 7(b) and this Section 3(j), as promptly as reasonably practicable, the Corporation will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus relating thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

14 Error! Bookmark not defined. (k) Such Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (i) in the case of a Demand Registration, (A) the Initiating Holder provides written notice to the Corporation of its intention to distribute Registrable Securities by means of an underwritten offering, which for the avoidance of doubt may be made at a date later than the original Demand Notice (the “Underwritten Offering Notice” and such underwritten offering being referred to herein as an “Underwritten Offering”) and (B) Holders (including the Initiating Holder) having an aggregate value of at least $3.5 million based on the VWAP of such Registrable Securities as of the date of such Underwritten Offering Notice desire to participate in such Underwritten Offering and, in the case of a Piggyback Registration, the electing Holders must include their Registrable Securities in an underwritten offering if the Piggyback Notice so requires, (ii) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting, the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein and the reasonable cooperation of the Holder therewith, (iii) the managing underwriter or managing underwriters thereof shall be designated by the Initiating Holder in the case of a Demand Registration (provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to the Corporation) or by the Corporation in the case of a registration initiated by the Corporation, (iv) each Holder participating in such underwritten offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (v) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Corporation hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters. Notwithstanding the foregoing, the Corporation is not obligated to effect more than (A) two Underwritten Offerings in any 12 month period and (B) a total of six Underwritten Offerings pursuant to this Agreement. If, in the case of an Underwritten Offering, the managing underwriter advises the Corporation that the inclusion of all of the Holders’ Registrable Securities in the subject Underwritten Offering would likely have an adverse effect in any material respect on the price, timing or distribution of Registrable Securities proposed to be included in such Underwritten Offering, then the Corporation shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the Underwritten Offering shall be allocated to the Holders of such Registrable Securities on a pro-rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders), subject to Section (2)(a)(vi) or Section 2(b)(ii), as applicable. Any Registrable Securities excluded or withdrawn from such Underwritten Offering shall be withdrawn from the Underwritten Offering. In the event that the managing underwriter limits the number of Registrable Securities to be included in the Underwritten Offering pursuant to this Section 3(k) such that more than fifty percent of the aggregate Registrable Securities set forth in such Holders’ written requests pursuant to this Section 3(k) are excluded from the Underwritten Offering, such Underwritten Offering shall not

15 Error! Bookmark not defined. be considered to be an Underwritten Offering for purposes of the limitations set forth in this Section 3(k). (l) In the event such Holders seek to complete an Underwritten Offering, for a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Corporation will make available upon reasonable notice at the Corporation’s principal place of business or such other reasonable place for inspection during normal business hours by the managing underwriter or managing underwriters selected in accordance with Section 3(k) such financial and other information and books and records of the Corporation, and cause the officers, employees, counsel and independent certified public accountants of the Corporation to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act. (m) In connection with any Underwritten Offering, the Corporation will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows. (n) The Corporation may require the Holder to furnish to the Corporation any other information regarding the Holder and the distribution of such securities as the Corporation reasonably determines is required to be included in any Registration Statement. (o) The Corporation is currently eligible to use Form S-3 and shall use commercially reasonable efforts to remain eligible to use Form S-3, including by timely filing all reports with the SEC and meeting the other requirements of the Exchange Act. 4. Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with its obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback Registration (in each case, excluding any Selling Expenses) shall be borne by the Corporation, whether or not any Registrable Securities are sold pursuant to a Registration Statement, it being understood and agreed that the Corporation shall be required to pay the reasonable fees and expenses of one firm of counsel for, and other reasonable costs, fees and expenses of, the Purchaser in connection the foregoing, but no costs, fees, or expenses incurred by the other Holders. “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Corporation Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for the Corporation, (v) Securities Act liability insurance, if the Corporation so desires such insurance, (vi) fees and expenses of all other Persons retained by the Corporation in connection with the consummation of the transactions contemplated by this Agreement and (vii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In

16 Error! Bookmark not defined. addition, the Corporation shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market. 5. Indemnification. (a) The Corporation shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Corporation authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Corporation) or in any amendment or supplement thereto (if used during the period the Corporation is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Corporation shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Holder Indemnified Person or any underwriter specifically for use in the preparation thereof. The Corporation shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Corporation is aware in connection with the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, this Section 5 shall survive any termination or expiration of this Agreement indefinitely. (b) In connection with any Registration Statement in which a Holder participates, such Holder shall indemnify and hold harmless the Corporation, its Affiliates and each of their respective officers, directors and any Person who controls the Corporation (within the meaning of the Securities Act) and any agent thereof (collectively, the “Corporation Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if

17 Error! Bookmark not defined. used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Corporation is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Corporation by such Holder for use therein. (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent the indemnifying party is prejudiced thereby. (d) If requested by a Holder, the Corporation shall indemnify and hold harmless each underwriter, if any, engaged in connection with any registration referred to in Section 2 and provide customary representations, covenants, opinions and other assurances to any underwriter in form and substance reasonably satisfactory to such underwriter and the Corporation. 6. Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Corporation shall use its commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Corporation shall deliver to such Holder a written statement as to whether it has complied with such requirements. 7. Miscellaneous.

18 Error! Bookmark not defined. (a) Remedies. In the event of a breach by the Corporation of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement; provided, however that the payment of liquidated damages as contemplated by Section 2(a)(x) shall be the Holder’s exclusive remedy for any Registration Default; provided further that the Corporation shall in no event be liable for any punitive or special damages in the event of any breach by the Corporation or any of its obligations under this Agreement. The Corporation agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. (b) Discontinued Disposition. Each Holder agrees that the Corporation may impose a Suspension Period due to, and each Holder agrees that, upon receipt of a notice from the Corporation of the occurrence of, any event of the kind described in clauses (ii) through (v) of Section 3(e) (a "Suspension Notice"), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Corporation may provide appropriate stop orders to enforce the provisions of this Section 7(b). (c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Corporation and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment. The Corporation shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right. (d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 7(d) prior to 5:00 p.m. (Denver Time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. (Denver Time) on any date and earlier than 11:59 p.m. (Denver Time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

19 Error! Bookmark not defined. If to the Corporation: Magellan Petroleum Corporation 1775 Sherman Street, Suite 1950 Denver, Colorado 80203 Attention: Mark Brannum Email: mbrannum@magellanpetroleum.com If to the Purchaser or any of its Affiliates: One Stone Energy Partners, L.P. 720 Fifth Avenue, 10th Floor New York, New York 10019 Attention: Robert Israel Email: ri@1stone-llc.com If to any other Person who is then a registered Holder: To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing hereafter, in the same manner, by such Person. (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 7(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Corporation and the Purchaser. Notwithstanding anything in the foregoing to the contrary, the registration rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided that (i) the Corporation is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Corporation may not assign its respective rights or obligations hereunder without the prior written consent of the Purchaser. Any assignment in violation of this Section 7(e) shall be void. (f) Third Party Beneficiaries. Other than the Holders (other than the Purchaser), there are no third party beneficiaries having rights under or with respect to this Agreement. (g) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. (h) Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or

20 Error! Bookmark not defined. relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located in New York, New York, and the parties to this Agreement hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located in New York, New York over any such action. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties to this Agreement agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. (i) Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable. (k) Entire Agreement. This Agreement is intended by the parties to this Agreement as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of such parties in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Corporation or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein. This Agreement supersedes all prior agreements and understandings between such parties with respect to such subject matter.

21 Error! Bookmark not defined. [Signature page follows.]

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. MAGELLAN PETROLEUM CORPORATION By: Name: Title: ONE STONE HOLDINGS II LP By: Name: Title: